UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2024

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.

001-37976	Southwest Gas Holdings, Inc. 8360 S. Durango Dr. Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	Delaware	81-3881866

001-07850	Southwest Gas Corporation 8360 S. Durango Dr. Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Southwest Gas Holdings, Inc:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Southwest Gas Corporation:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Southwest Gas Holdings, Inc. Amended and Restated Term Loan Credit Agreement

On August 1, 2024, Southwest Gas Holdings, Inc. (the “Company”) entered into an Amended and Restated Term Loan Credit Agreement (the “Amended Term Loan Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent., Bank of America, N.A. as Syndication Agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Bank, N.A. and U.S. Bank, National Association as Joint Lead Arrangers and Joint Bookrunners and Wells Fargo Bank, N.A. and U.S. Bank, National Association as Co-Documentation Agents. The Amended Term Loan Agreement amends and restates the Term Loan Credit Agreement, dated as of April 17, 2023, by and among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. as Syndication Agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Bank, N.A. and U.S. Bank, National Association as Joint Lead Arrangers and Joint Bookrunners, and Wells Fargo Bank, N.A. and U.S. Bank, National Association as Co-Documentation Agents.

The Amended Term Loan Agreement, among other things, (i) extends the maturity date of the term loan to July 31, 2025, and (ii) reduces the applicable margin to 1.1250% for loans bearing interest with reference to adjusted term SOFR and 0.1125% for loans bearing interest with reference to the alternate base rate.

The foregoing description of the Amended Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Southwest Gas Corporation Revolving Credit Agreement

On August 1, 2024, Southwest Gas Corporation (“SWG”) entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents, U.S. Bank National Association, MUFG Bank, Ltd., TD Bank, N.A., Keybank National Association and Mizuho Bank, Ltd. as Co-Documentation Agents, and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners. The revolving borrowing capacity under the Revolving Credit Agreement is $400 million. The Revolving Credit Agreement matures on August 1, 2029, and replaces SWG’s existing $400 million revolving credit facility with The Bank of New York Mellon as Administrative Agent, which was otherwise scheduled to expire in April 2025.

Interest rates for the revolving credit facility are calculated at either term SOFR or the base rate, plus in each case an applicable margin that is determined based on SWG’s senior unsecured long-term debt rating from either S&P or Moody’s. The applicable margin ranges from 0.750% to 1.500% for loans bearing interest with reference to term SOFR and from 0.000% to 0.500% for loans bearing interest with reference to the base rate. The commitment fee ranges from 0.075% to 0.200% per annum, which is also determined based on SWG’s senior unsecured long-term debt rating.

The Revolving Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants. In addition, the Revolving Credit Agreement contains a financial covenant requiring SWG to maintain a ratio of funded debt to total capitalization not to exceed 0.70 to 1.00 as of the end of any quarter of any fiscal year.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amended and Restated Term Loan Credit Agreement, dated as of August 1, 2024, by and among Southwest Gas Holdings, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. as Syndication Agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Bank, N.A. and U.S. Bank, National Association as Joint Lead Arrangers and Joint Bookrunners, and Wells Fargo Bank, N.A. and U.S. Bank, National Association as Co-Documentation Agents.

10.2*	Revolving Credit Agreement, dated as of August 1, 2024, by and among Southwest Gas Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents, U.S. Bank National Association, MUFG Bank, Ltd., TD Bank, N.A., Keybank National Association and Mizuho Bank, Ltd. as Co-Documentation Agents, and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners.

104	Cover Page formatted in Inline XBRL.

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ ROBERT J. STEFANI
Date: August 5, 2024	Robert J. Stefani
Senior Vice President/ Chief Financial Officer

SOUTHWEST GAS CORPORATION

/s/ ROBERT J. STEFANI
Date: August 5, 2024	Robert J. Stefani
Senior Vice President/ Chief Financial Officer